Exhibit 1.2

SONO GROUP N.V.

Ordinary Shares
(nominal value €0.06 per share)

At Market Issuance Sales Agreement

December 7, 2022

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Berenberg Capital Markets LLC

1251 Avenue of the Americas, 53rd Floor

New York, NY 10020

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Sono Group N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), confirms its agreement (this “Agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”), Berenberg Capital Markets LLC (“Berenberg”) and Cantor Fitzgerald & Co. (“Cantor”; each of B. Riley Securities, Berenberg and Cantor, individually, an “Agent” and, collectively, the “Agents”) as follows:

1.            Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through or to the Agents, as sales agents or principals, ordinary shares, nominal value €0.06 per share, in the capital of the Company (the “Ordinary Shares”), subject to the limitations set forth in Section 5(d) (the “Placement Shares”). The issuance and sale of Placement Shares through the Agents will be effected pursuant to the Registration Statement (as defined below), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue any Placement Shares.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement on Form F-3, including (i) a base prospectus relating to certain securities to be issued from time to time by the Company and (ii) a prospectus specifically relating to the Placement Shares (the “ATM Prospectus”), and which incorporates or will incorporate by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder (the “Exchange Act”). The Company will furnish to the Agents, for use by the Agents, copies of the ATM Prospectus. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company to cover any Placement Shares or any subsequent registration statement on Form F-3 filed pursuant to 462(b) under the Securities Act, is herein called the “Registration Statement.” The ATM Prospectus, including all documents incorporated or deemed incorporated therein by reference to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g)), included in the Registration Statement, as it may be supplemented by any prospectus supplement, in the form in which such ATM Prospectus and/or prospectus supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission incorporated by reference therein (the “Incorporated Documents”).

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2.            Placements. Following effectiveness of the Registration Statement, each time that the Company wishes to issue and sell Placement Shares hereunder (each, a “Placement”), it will notify an Agent (the “Designated Agent”) by electronic mail (or other written method mutually agreed to in writing by the parties) of the number of Placement Shares, the time period during which sales are requested to be made, any limitation on the number of Placement Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 3 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. The Placement Notice shall be effective immediately upon receipt by the Designated Agent unless and until (i) the Designated Agent promptly declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares thereunder has been sold, (iii) the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Shares through the Designated Agent acting as sales agent pursuant to this Agreement shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Company nor the Designated Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Designated Agent and the Designated Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Sections 2 or 3 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.            Sale of Placement Shares by the Agents. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the Designated Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Market (the “Exchange”), to sell the Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales through the Designated Agent acting as sales agent pursuant to this Agreement, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, the Designated Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. Notwithstanding the foregoing, no sale may be made in a privately negotiated transaction by the Designated Agent pursuant to this Agreement without the prior written consent of the Company. “Trading Day” means any day on which Ordinary Shares are purchased and sold on the Exchange.

4.            Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Shares (a “Suspension”); provided, however, that such Suspension shall not affect or impair any party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. While a Suspension is in effect, any obligation under Sections 7(l), 7(m), 7(n) and 7(o) with respect to the delivery of certificates, opinions, or comfort letters to the Agents, shall be waived. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals of such other party named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5.            Sale and Delivery to the Designated Agent; Settlement.

a.            Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, following the effectiveness of the Registration Statement, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Shares, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Exchange to sell such Placement Shares as required under this Agreement and (iii) the Designated Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent and the Company, the terms of which, including any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with such purchase of Placement Shares by the Designated Agent on a principal basis, shall be set forth in a separate written term sheet.

b.            Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading and agreed by the parties hereto) following the date on which such sales are made (each, a “Settlement Date”). The Designated Agent shall notify the Company of each sale of Placement Shares no later than the opening of the Trading Day immediately following the Trading Day on which the Designated Agent has sold Placement Shares. The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold through the Designated Agent acting as sales agent pursuant to this Agreement (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent, after deduction for (i) the Designated Agent’s commission, discount or other compensation payable by the Company for such sales through the Designated Agent acting as sales agent pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c.            Delivery of Placement Shares. On each Settlement Date, subject to delivery of the related Net Proceeds by the Designated Agent to the Company (or, if the related Net Proceeds cannot be delivered to the Company on or prior to such Settlement Date, delivery of a written confirmation by the Designated Agent that the Designated Agent is keeping such Net Proceeds in escrow for the sole account and benefit and at the instruction of the Company, with such Net Proceeds in that case to be delivered to the Company promptly following the Settlement Date), the Company will issue the Placement Shares sold through the Designated Agent being settled on such Settlement Date to its transfer agent pursuant to a deed of issue (each, a “Deed of Issue”), and the Company will cause its transfer agent to electronically transfer such Placement Shares by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradeable, transferable, registered shares. On each Settlement Date, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date and in any event before the execution by the Company of the relevant Deed of Issue, provided that, if the related Net Proceeds cannot be delivered to the Company on or prior to such Settlement Date, the Designated Agent shall deliver instead its written confirmation that the Designated Agent is keeping such Net Proceeds in escrow for the sole account and benefit and at the instruction of the Company, with such Net Proceeds in that case to be delivered to the Company promptly following the Settlement Date. Upon request by the Company, the Designated Agent will provide DWAC instructions or other instructions for delivery by other means with respect to the transfer of the Placement Shares being sold. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver duly authorized Placement Shares by 2:30 P.M., Eastern Standard Time, on a Settlement Date (other than as a result of a failure by the Designated Agent to provide instructions for delivery), the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) take all necessary action to cause the full amount of the Net Proceeds that were delivered to the Company’s account with respect to such settlement, together with any costs incurred by the Designated Agent in connection with recovering such Net Proceeds, to be immediately returned to the Designated Agent no later than 5:00 P.M., Eastern Standard Time, on such Settlement Date, by wire transfer of immediately available funds to an account designated by the Designated Agent, (ii) indemnify and hold the Designated Agent harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, or its transfer agent (if applicable), and (iii) pay to the Designated Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d.            Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares, the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the least of: (i) the number or dollar amount of Ordinary Shares registered and available for offer and sale under the effective Registration Statement pursuant to which the offering is being made, (ii) the number or dollar amount of Ordinary Shares set forth in the Prospectus, (iii) the number or dollar amount of Ordinary Shares permitted to be offered and sold under Form F-3 (including General Instruction I.B.5 thereof, if applicable), (iv) the number of Ordinary Shares comprised in the Company’s authorized share capital but unissued and not otherwise reserved for issuance (including (a) in relation to equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in Ordinary Shares and (b) Ordinary Shares remaining available for issuance under the Company's equity incentive plans), or (v) the number of Ordinary Shares the Company’s management board and/or its supervisory board is authorized to issue without pre-emptive rights pursuant to a resolution to that effect of the general meeting of shareholders of the Company in accordance with the Company’s articles of association and applicable Dutch law, and notified to the Designated Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the higher of (i) the minimum price authorized from time to time by the Company’s management board or supervisory board and notified to the Designated Agent in writing and (ii) the aggregate nominal value of the applicable Placement Shares. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 5(d) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Agents shall have no obligation in connection with such compliance.

e.            Sales Through Agents. With respect to the offering and sale of Placement Shares pursuant to this Agreement, the Company agrees that any offer to sell Placement Shares, any solicitation of an offer to buy Placement Shares, and any sales of Placement Shares shall only be effected by or through one single Agent as the Designated Agent on any single given Trading Day, and in no event shall the Company request that more than one Agent offer or sell Placement Shares pursuant to this Agreement on the same Trading Day.

6.            Representations and Warranties of the Company. Except as disclosed in the Registration Statement or the Prospectus (including the Incorporated Documents), the Company represents and warrants to, and agrees with each of the Agents that as of the date of this Agreement and as of each Applicable Time (as defined below), unless such representation, warranty or agreement specifies a different date or time:

a.            Registration Statement and Prospectus. The Registration Statement has been or will be filed with the Commission and has been or will be declared effective under the Securities Act prior to the issuance of any Placement Notices by the Company. The ATM Prospectus will name B. Riley Securities, Berenberg and Cantor as the agents in the section entitled “Plan of Distribution.” The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of the Registration Statement, or threatening or instituting proceedings for that purpose. The Registration Statement meets the requirements of Rule 415 under the Securities Act and complies in all material respects with said Rule. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been or will be so described or filed, as applicable. Copies of the Registration Statement, the Prospectus, and any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agents and their counsel. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Placement Shares, will not distribute any offering material in connection with the offering or sale of the Placement Shares other than the Registration Statement and the Prospectus and any Issuer Free Writing Prospectus (as defined below) to which the Agents have consented, which consent will not be unreasonably withheld, conditioned or delayed, or as required by applicable law or the listing maintenance requirements of the Exchange.

b.            No Misstatement or Omission. At each Settlement Date, the Registration Statement and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. The Registration Statement, as of its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendment and supplement thereto, on the date thereof and at each Applicable Time (defined below), did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in the Prospectus or any prospectus supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by an Agent specifically for use in the preparation thereof.

c.            Conformity with Securities Act and Exchange Act. The Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and the Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

d.            Financial Information. The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material aspects the financial condition, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated, comply as to form, in all material aspects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) and applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein in all material respects. The summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, on the basis stated in the Registration Statement and the Prospectus, the information included therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements or data included or incorporated by reference in the Registration Statement or the Prospectus, if any, comply with the requirements of Regulation S-X of the Securities Act, including, without limitation, Article 11 thereof, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the circumstances referred to therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the Registration Statement or the Prospectus, if any, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not included or incorporated by reference as required. The interactive date in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, when required to be filed by the Company under the Exchange Act, has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

e.            Conformity with EDGAR Filing. The Prospectus delivered to the Agents for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the versions of the Prospectus created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

f.            Organization. The Company and each subsidiary of the Company that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary,” collectively, the “Subsidiaries”), have been duly formed or incorporated, as applicable, and are validly existing and are in good standing (to the extent good standing is a known concept in the applicable jurisdiction) under the laws of the jurisdiction in which the Company and each Subsidiary is existing or organized (to the extent applicable) with full power and authority to own or lease, as the case may be, and to operate their respective properties and conduct their respective business as described in the Registration Statement and the Prospectus, and are duly qualified to do business as a foreign corporation and are in good standing (to the extent good standing is a known concept in the applicable jurisdiction) under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, shareholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

g.            Subsidiaries. As of the date hereof, the Company’s only Subsidiaries are set forth on Schedule 6(g). All the outstanding shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Company’s Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, mortgages, pledges, claims, liens, encumbrances or equity. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

h.            No Violation or Default. Except as otherwise set forth in the Prospectus, neither the Company nor any of its Subsidiaries is in violation or default of (i) any provision of its articles of association or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s knowledge, no other party under any material contract or other agreement to which it or any Subsidiary is a party is in default in any respect thereunder where such default would reasonably be expected to have a Material Adverse Effect.

i.            No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Prospectus, and except as disclosed in the Prospectus, there has been no (a) change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole, that is material and adverse to the Company and its Subsidiaries; (b) dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; and (c) material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries, other than in each case above in the ordinary course of business or as otherwise disclosed in the Prospectus (including any document incorporated by reference therein).

j.            Capitalization. The authorized, issued and outstanding share capital of the Company was as set forth in the Prospectus as of the dates reflected therein. There are no authorized or outstanding phantom equity, rights to receive shares, RSUs, options, conversion rights, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in, any share capital of the Company or any of its Subsidiaries other than those described in the Prospectus. The issued and outstanding Ordinary Shares have been duly authorized and validly issued and are fully paid and non-assessable (meaning that the holders of the Ordinary Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Ordinary Shares). None of the issued Ordinary Shares were issued in violation of the preemptive or other similar rights of any security holder of the Company. All issued and outstanding Ordinary Shares are free of any third party rights and conform to the description of the Ordinary Shares contained in the Prospectus. The Company has filed with the Commission true and correct copies of the English translation of the Company’s Articles of Association as in effect on the date of this Agreement (the “Articles of Association”).

k.            F-3 Eligibility. (i) At the time of filing of the Registration Statement with the Commission and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was or will be by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for the use of Form F-3 under the Securities Act, including compliance with General Instruction I.B.1 or General Instruction I.B.5 of Form F-3, as applicable. As of the close of trading on the Exchange on the Trading Day immediately prior to the date of this Agreement, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company)  (the “Non-Affiliate Shares”), was approximately $79.0 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on October 17, 2022, by (y) the number of Non-Affiliate Shares on October 17, 2022). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously.

l.            Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. Except for approvals by or taken on behalf of the Company’s management board or supervisory board as may be required in connection with any issuance and sale of Placement Shares hereunder (which approvals shall either (A) be obtained prior to the delivery of any Placement Notice to an Agent or (B) be included in the relevant Deed of Issue), the execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its management board, its supervisory board or its general meeting of shareholders is required. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies) and (ii) the indemnification and contribution provisions of Section 11 hereof may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof.

m.            Authorization of Placement Shares. The Placement Shares to be issued and sold by the Company pursuant to a particular Placement Notice will be, upon the execution of the relevant Deed of Issue, duly authorized by all necessary corporate action on the part of the Company. The Placement Shares, when issued and sold against payment therefor in accordance with this Agreement and a Deed of Issue, shall be validly issued and outstanding, fully paid and non-assessable (meaning that a holder of Placement Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Placement Shares), any preemptive rights of any existing shareholders relating to the issuance and sale of the Placement Shares by the Company hereunder are validly excluded or waived and will be excluded or waived prior to the issuance of such Placement Shares, and the issuance and sale of the Placement Shares is not subject to any rights of first refusal or other similar rights to subscribe for or purchase the Placement Shares, and the purchaser of Placement Shares issued and sold pursuant to this Agreement shall be entitled to all rights accorded to a holder of Ordinary Shares. The Ordinary Shares of the Company, including the Placement Shares, conform in all material respects to the descriptions thereof contained in the Prospectus.

n.            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Placement Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable U.S. federal or state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange, including any notices that may be required by the Exchange, in connection with the sale of the Placement Shares by the Company to or through the Agents, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company.

o.            No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (each, a “Person”) has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Ordinary Shares or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (ii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Placement Shares, except in each case for such rights as have been waived on or prior to the date hereof or as provided for under this Agreement, and (iii) except as disclosed in the Prospectus, no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Ordinary Shares or other securities of the Company, or to include any such shares or other securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Placement Shares as contemplated thereby or otherwise, except in each case for such rights as have been waived on or prior to the date hereof or as provided for under this Agreement.

p.            Independent Public Accountant. To the knowledge of the Company, PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft (the “Auditor”), whose report is filed with the Commission as part of the Registration Statement, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. To the Company’s knowledge, the Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to the Company.

q.            Enforceability of Agreements. To the Company’s knowledge, all agreements between the Company and third parties expressly referenced in the Prospectus, other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are legal, valid and binding obligations of the Company and, to the Company’s knowledge, enforceable in accordance with their respective terms, except as (i) such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies) and (ii) the indemnification provisions of certain agreements may be limited by U.S. federal or state securities laws or public policy considerations in respect thereof, and except for any unenforceability that, individually or in the aggregate, would not have a Material Adverse Effect.

r.            No Litigation. Except as set forth in the Prospectus, no action, suit or proceeding (including any inquiries or investigations) by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

s.            Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits, approvals, consents and other authorizations (collectively, the “Permits”) issued by all applicable authorities necessary to conduct their respective businesses as presently conducted, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

t.            No Material Defaults. Neither the Company nor any Subsidiary has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases, which defaults, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company has not filed a report pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of its last Annual Report on Form 20-F, indicating that it (i) has failed to pay any dividend or sinking fund installment on preferred shares or (ii) has defaulted on any installment on indebtedness for borrowed money or on any rental on one or more long-term leases.

u.            Certain Market Activities. Neither the Company, nor any Subsidiary, nor, to the knowledge of the Company, any of their respective management board or supervisory board members, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

v.            Broker/Dealer Relationships. Neither the Company nor any Subsidiary or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning set forth in the FINRA Manual).

w.            No Reliance. The Company has not relied upon any Agent or legal counsel for the Agents for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

x.            Taxes. The Company and its Subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect or except as set forth in or contemplated in the Prospectus) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, or as would not reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the Prospectus; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its Subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

y.            Title to Property; Leases. Each of the Company and each of its Subsidiaries owns or leases all such properties and assets as are necessary to the conduct of its operations as presently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

z.            Intellectual Property. The Company and its Subsidiaries own, possess, license or have other valid rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted (collectively, the “Intellectual Property”). Except as set forth in the Prospectus, (i)  the Intellectual Property is owned by the Company or any of its Subsidiaries free and clear of all liens, security interests, or encumbrances; (ii) to the knowledge of the Company, there is no material infringement, misappropriation or other violation by third parties of any Intellectual Property, and there is no pending or threatened action, suit, proceeding or claim by the Company or its Subsidiaries against any third party for such infringement, misappropriation or other violation, and neither the Company nor its Subsidiaries are aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others against the Company or its Subsidiaries challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property, and neither the Company nor its Subsidiaries are aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s Knowledge, threatened material action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and neither the Company nor its Subsidiaries are aware of any facts which would form a reasonable basis for any such material action, suit, proceeding or claim; (v) the patents, trademarks and copyrights included within the Intellectual Property are valid, enforceable and subsisting, and the patent, trademark, and copyright applications included within the Intellectual Property are subsisting and have not been abandoned; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe, misappropriate or otherwise violate, or would, upon the commercialization of any product or service described in the Prospectus infringe, misappropriate, or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and neither the Company nor its Subsidiaries are aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vii) the development, manufacture, sale, and any current or proposed use of any of the products, proposed products or processes of the Company and its Subsidiaries referred to in the Prospectus in the current or proposed conduct of the business of the Company and its Subsidiaries, have not, do not currently, and to the Company’s knowledge, will not upon commercialization, infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of any third party; (viii) all Intellectual Property owned by or licensed to the Company or its Subsidiaries or under which the Company or its Subsidiaries have rights has been duly and properly filed and maintained and to the Company’s knowledge there are no material defects in any of the patents or patent applications in the Intellectual Property; (ix) no Intellectual Property has been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (x) to the Company’s knowledge, there is no prior art that may render any issued patent held by the Company invalid; (xi) all prior art of which the Company or its Subsidiaries are aware that is material to the validity of a U.S. patent or to the patentability of a pending U.S. patent application that the Company or its Subsidiaries own, possess, license or have other rights to use has been disclosed to the U.S. Patent and Trademark Office in compliance with 37 CFR §1.56 during the prosecution of such applicable patent or applicable patent application, and, in the case of all other patents and patent applications included in the Intellectual Property, all such prior art has been disclosed to the patent office of other jurisdictions where required; and (xii) to the Company’s knowledge, there is no reason for the scope of any issued claims under any patents included in the Intellectual Property, or for the scope of any claims that issue under any pending patent applications included in the Intellectual Property, to be materially less than the scope reflected in such patent or patent application, respectively, as of the date hereof. Each person who has created or developed any Intellectual Property as an employee of or contractor to the Company or its Subsidiaries has done so pursuant to a binding and enforceable written agreement (or pursuant to similar obligations by operation of law) which includes provisions sufficient to ensure that the Company or its Subsidiaries are the exclusive owner of such Intellectual Property. To the Company’s knowledge, no employee, consultant or independent contractor of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or its Subsidiaries or actions undertaken while employed or engaged with the Company or its Subsidiaries. The Company and its Subsidiaries have taken and will take reasonable steps in accordance with standard industry practices to maintain and protect the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the businesses of the Company and its Subsidiaries and, to the knowledge of the Company, such confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to nondisclosure and confidentiality agreements.

aa.      Compliance with Applicable Laws. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not reasonably be expected to result in a Material Adverse Effect. The Company has complied and shall comply with all applicable U.S. federal and applicable state securities laws and all applicable Dutch laws in connection with the offer, issuance and sale of the Placement Shares hereunder, including, without limitation, the applicable requirements of the Securities Act; provided, however, that, for purposes of the representations and warranties made by the Company in this sentence, the Company is assuming that no act or omission on the part of the Agents would make the statements made in this sentence untrue. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

bb.      Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations and any order of any domestic or foreign government or governmental authority relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Prospectus, and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or equivalent legislation. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and to the best of its knowledge, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Prospectus.

cc.      Internal Accounting Controls; Disclosure Controls. Except as set forth in the Prospectus, the Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Prospectus, the Company and its Subsidiaries’ internal control over financial reporting (as defined under Rule 13a-15(f) of the Exchange Act) are effective and the Company and its Subsidiaries are not aware of any material weakness in their internal control over financial reporting. Except as set forth in the Prospectus, the Company and its Subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and these procedures are effective in all material respects to perform the functions for which they were established.

dd.      Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, including Section 402 relating to loans.

ee.      Finder’s Fees. Neither the Company nor any Subsidiary has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Agents pursuant to this Agreement.

ff.      Employees; Labor Laws; Absence of Compensation Issues. No labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened in writing or to the Company’s Knowledge, imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers or contractors, that would reasonably be expected to have a Material Adverse Effect, except as set forth in the Prospectus. None of the following events has occurred, exists or is reasonably likely to occur that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Prospectus: (i)  a failure by the Company or any of its Subsidiaries to fulfill its obligations, if any, under the minimum funding standards of any applicable pension, labor, employee benefits or similar laws or regulations; (ii) an audit or investigation by any taxing authority, any labor authority, any pension regulator or any other governmental agency or regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its Subsidiaries; (iii) any breach of any contractual obligation, or any violation of law, with respect to (x) any employee benefit plans, agreements or arrangements or (y) the employment or compensation of employees by the Company or any of its subsidiaries; (iv) any event or condition giving rise to a liability under any pension, labor employee benefits or similar laws or regulations; or (v) the filing of a claim by, for or in respect of one or more employees or former employees of the Company or any of its Subsidiaries related to (x) any employee benefit plans, agreements or arrangements or (y) their employment or compensation.

gg.      Investment Company Act. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Placement Shares, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

hh.      Compliance with Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times within the past five years in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant domestic or foreign governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any domestic or foreign court or governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

ii.            Off-Balance Sheet Arrangements. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” as that term is used in Accounting Standards Codification Paragraph 810-10-25-20), not described in the Registration Statement and the Prospectus which are required to be described in the Registration Statement and the Prospectus.

jj.      Underwriter Agreements. Other than with respect to this Agreement and the ordinary shares purchase agreement, dated as of June 13, 2022, by and between the Company and Joh. Berenberg, Gossler & Co. KG, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

kk.      Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

ll.      Margin Rules. Neither the issuance, sale and delivery of the Placement Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

mm.      Insurance. Except as otherwise disclosed in the Prospectus, the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate and customary in the businesses in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected have a Material Adverse Effect.

nn.      Compliance with Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its Subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the sale of Placement Shares by the Company pursuant to this Agreement, if any, will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

oo.            Status Under the Securities Act. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Placement Shares.

pp.      No Misstatement or Omission in an Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time (as defined in Section 25 below), did not, does not and will not, through the completion of the Placement or Placements for which such Issuer Free Writing Prospectus is issued, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by an Agent specifically for use therein.

qq.      No Conflicts. Neither the execution of this Agreement by the Company, nor the issuance, offering or sale of the Placement Shares, nor the consummation by the Company of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof will (i) result in a violation of any provision of the Company’s Articles of Association or the organizational documents of any of the Company’s Subsidiaries, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Company or any of its Subsidiaries under any agreement or any commitment to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any U.S. federal, state, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected (including U.S. federal and state securities laws and regulations, applicable Dutch law and the rules and regulations of the Exchange), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

rr.      Compliance with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of the sale of Placement Shares by the Company pursuant to this Agreement, if any, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity. Neither the Company nor any of its Subsidiaries has knowingly engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its Subsidiaries have any plans to knowingly engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

ss.      Fair Summaries. There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements contained or incorporated by reference in the Registration Statement or the Prospectus under the captions “Business—Intellectual Property”, “Business—Legal Proceedings”, “Regulatory Environment”, and “Description of Share Capital and Articles of Association” in each case insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, and the statements contained in the Commission documents under the caption “Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States and certain tax laws of the Netherlands and Germany, constitute a fair summary of the principal U.S. federal income tax consequences, Dutch tax consequences and German tax consequences, respectively, of an investment in the Placement Shares as per the date such information is presented in the Registration Statement or the Prospectus (or in the documents incorporated by reference therein), subject to the introduction and exceptions in each of the statements.

tt.      Lending Relationships. Except as disclosed in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Agents and (ii) does not intend to use any of the proceeds from the sale of the Placement Shares hereunder to repay any outstanding debt owed to any affiliate of any of the Agents.

uu.      Share Transfer Taxes. There are no documentation taxes (commonly referred to as stamp duties) or any other similar duties, taxes, fees or charges under federal law, the laws of any state, any foreign law, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Placement Shares. Without limiting the generality of the foregoing, no transaction, stamp or other issuance or transfer taxes or duties, and assuming that the Agents are not subject to taxation in the Netherlands as a result of having a substantial interest (aanmerkelijk belang) in the Company or otherwise due to tax residence, deemed tax residence or the existence of a permanent establishment in the Netherlands, no capital gain, income, transfer, withholding or other tax or duty is payable in the Netherlands by or on behalf of the Agents to any taxing authority thereof or therein by reason only of (i) the issuance, sale and delivery of the Placement Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery by the Agents of the Placement Shares to purchasers thereof; (iii) the holding or transfer of the Placement Shares; or (iv) the execution and delivery of this Agreement or any other document to be furnished hereunder.

vv.      IT Systems. (i) Except as may be included or incorporated by reference in the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or incident, unauthorized access or disclosure, or other material compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its Subsidiaries have not been notified in writing of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other material compromise to their IT Systems and Data; (ii) the Company and its Subsidiaries have been and are presently in compliance with all applicable laws or statutes, all judgments, orders, rules and regulations of any relevant court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and (iii) except as may be included or incorporated by reference in the Prospectus, the Company and its Subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards and backup and disaster recovery technology to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data consistent with industry standards and practices, or as required by applicable regulatory standards, except as would not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

ww.      Statistical and Market-Related Data. (i) Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement or the Prospectus, including but not limited to the market reports referred to or incorporated by reference in the Prospectus under the heading “Market and Industry Data” are based on or derived from sources that the Company reasonably believes to be reliable and accurate, (ii) to the extent required, the Company has obtained the written consent to the use of such data from such sources, and (iii) the Company’s expectations or estimates included or incorporated by reference in the Registration Statement or the Prospectus based on such third-party statistical and market-related data represent the Company’s good faith expectations or estimates.

xx.            Compliance with Nasdaq Rules. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company's officers, directors or director nominees, in their capacities as such, to comply with (as and when applicable), the applicable requirements of Nasdaq Marketplace Rules. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers, directors or director nominees, in their capacities as such, to comply with (as and when applicable) the phase-in requirements and all other applicable provisions of Nasdaq corporate governance requirements set forth in the Nasdaq Marketplace Rules.

yy.      Listing and Maintenance Requirements; DTC Eligibility. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and except as may be disclosed in the Prospectus, the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration. The Ordinary Shares are currently listed on the Exchange under the trading symbol “SEV.” Except as disclosed in the Prospectus, the Company has not received notice from the Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of the Exchange. Except as disclosed in the Prospectus, the Company is in compliance with all applicable listing and maintenance requirements of the Exchange. The Ordinary Shares may be issued and transferred electronically to third parties via DTC through its DWAC delivery system. The Company has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Ordinary Shares, electronic trading or book-entry services by DTC with respect to the Ordinary Shares is being imposed or is contemplated.

zz.      Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

aaa.      Passive Foreign Investment Company. The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended for its 2021 taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for its current taxable year or in the foreseeable future.

bbb.      Emerging Growth Company Status. The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012.

ccc.      Solvency. The Company is not in or subject to a bankruptcy, insolvency or suspension of payments proceeding in the Netherlands or in any other jurisdiction.

ddd.      No Integration. Neither the Company nor, to the Company’s knowledge, any of its affiliates (within the meaning of Securities Act Rule 144) has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” (within the meaning of the Securities Act) with the offer and sale of the Placement Shares hereunder.

eee.      Dividends and Payments in Foreign Currency. Except as described in the Prospectus, all dividends and other distributions declared and payable on the Placement Shares may under current Dutch law and regulations be paid to the holders of Placement Shares in Euros and may be converted into foreign currency that may be transferred out of the Netherlands.

fff.      Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the State of New York, Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or any of the transactions contemplated hereby in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 of this Agreement.

ggg.      Absence of Immunity From Jurisdiction. Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York, or (iii) the Netherlands with respect to themselves or their property and assets. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 of this Agreement.

hhh.      Enforceability of Judgments. Subject to the conditions and qualifications set forth in the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States may be enforced by a Dutch court.

Any certificate signed by an officer of the Company and delivered to the Agents or to counsel for the Agents pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company, as applicable, to the Agents as to the matters set forth therein.

7.            Covenants of the Company. The Company covenants and agrees with the Agents that:

a.            Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Shares is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement Shares or for additional information related to the Placement Shares, (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, upon the advice of the Company’s legal counsel, may be necessary or advisable in connection with the distribution of the Placement Shares by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement (other than an amendment or supplement relating to an offering of the Company’s securities which is unrelated to the offering of Placement Shares) or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares (other than an Incorporated Document) unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto within two Business Days of receiving such copy (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement and (B) the Company has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents or does not relate to the transactions herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Company to provide the Agents with such copy or obtain such consent shall be to cease making sales under this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Company’s reasonable opinion or reasonable objections, shall be made exclusively by the Company).

b.            Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Company will advise the Agents promptly after it receives any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Shares or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c.            Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Designated Agent to suspend the offering of Placement Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay the filing of any amendment or supplement, if in the judgment of the Company, it is in the best interest of the Company.

d.            Listing of Placement Shares. During the Prospectus Delivery Period, the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Exchange and to qualify the Placement Shares for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities, file a general consent to service of process, or subject itself to taxation in any jurisdiction if it is not otherwise so subject.

e.            Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and their counsel (at the reasonable expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

f.            Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g.            Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus in the section titled “Use of Proceeds.”

h.            Notice of Other Sales. Without the prior written consent of the Agents, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares during the period beginning on the date on which any Placement Notice is delivered to the Agents hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Ordinary Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Ordinary Shares, warrants or any rights to purchase or acquire, Ordinary Shares prior to the termination of this Agreement; provided, however, that such restrictions will not apply in connection with the Company’s issuance or sale of (i) Ordinary Shares, options to purchase Ordinary Shares or Ordinary Shares issuable upon the exercise of options or vesting of equity awards, pursuant to any share option, equity incentive or benefits plan, share ownership plan or dividend reinvestment plan (but not Ordinary Shares subject to a waiver to exceed plan limits in its dividend reinvestment plan) of the Company whether now in effect or hereafter implemented; (ii) Ordinary Shares issuable upon conversion of securities or the exercise or vesting of warrants, options or other rights in effect or outstanding or hereafter implemented, and disclosed in filings by the Company available on EDGAR or otherwise in writing to the Agents, (iii) Ordinary Shares, or securities convertible into or exercisable for Ordinary Shares, offered and sold in a privately negotiated transactions to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Ordinary Shares hereby, (iv) Ordinary Shares in connection with any acquisition, strategic investment or other similar transaction (including any joint venture, strategic alliance or partnership) and (v) convertible debentures issued or to be issued to YA II PN, Ltd. or any of its designees, successors or affiliates, pursuant to that certain securities purchase agreement, dated as of December 7, 2022, between the Company and YA II PN, Ltd., and Ordinary Shares issuable upon conversion of such convertible debentures.

i.            Change of Circumstances. The Company will, at any time during the pendency of a Placement Notice, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any representation, warranty or certification made by the Company in this Agreement or in any certificate provided by the Company to the Agents pursuant to this Agreement.

j.            Due Diligence Cooperation. During the term of this Agreement, the Company will cooperate with any reasonable due diligence review conducted by the Agents or its representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

k.            Required Filings Relating to Placement of Placement Shares. The Company agrees that on such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every date a filing under Rule 424(b) is made, a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Shares sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Shares (provided that the Company may satisfy its obligations under this Section 7(k)(i) by making a filing in accordance with the Exchange Act including such information), and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

l.            Representation Dates; Certificate. Each time during the term of this Agreement that the Company:

(i)            amends the Registration Statement or amends or supplements the Prospectus relating to the Placement Shares by post-effective amendment, sticker or prospectus supplement (other than a prospectus supplement filed in accordance with Section 7(k) of this Agreement), but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Shares;

(ii)            files an Annual Report on Form 20-F under the Exchange Act;

(iii)            files a Form 20-F/A containing amended (or restated) financial information or a material amendment to a previously filed Annual Report on Form 20-F under the Exchange Act;

(iv)            files a Report of Foreign Private Issuer on Form 6-K that includes financial information as of the end of the Company’s most recent fiscal quarter under the Exchange Act; or

(v)            files a Report of Foreign Private Issuer on Form 6-K containing amended (or restated) financial information under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (v) shall be a “Representation Date.”)

the Company shall furnish the Agents (but in the case of clause (v) above only if any Agent reasonably determines that the information contained in such Form 6-K is material) with a certificate, in the form attached hereto as Exhibit 7(l). The requirement to provide a certificate under this Section 7(l) shall be automatically waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its Annual Report on Form 20-F. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(l), then before the Agents sell any Placement Shares, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(l), dated the date of the Placement Notice.

m.            Legal Opinions. On or prior to the date of the first Placement Notice given hereunder the Company shall cause to be furnished to the Agents (i) the written opinions and a negative assurance letter of Sullivan & Cromwell LLP, U.S. counsel for the Company (“Company U.S. Counsel”), (ii) the written opinions of NautaDutilh N.V., counsel for the Company as to certain matters of Dutch law (“Company Dutch Counsel”), (iii) the written opinions of QiP, counsel for the Company as to intellectual property matters (“Company IP Counsel”), and (iv) the written opinions of Vossius, counsel to the Company as to certain trademark matters (“Company Trademark Counsel”), or in each case such other counsel reasonably satisfactory to the Agents, each in form and substance reasonably satisfactory to the Agents and their counsel. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable (but in the case of Section 7(l)(iv), only if requested by any Agent in its sole discretion), the Company shall cause to be furnished to the Agents a negative assurance letter of Company U.S. Counsel in form and substance reasonably satisfactory to the Agents; provided that, in lieu of such negative assurance letter for subsequent periodic filings under the Exchange Act, Company U.S. Counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter).

n.            Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, other than pursuant to Section 7(l)(iv), the Company shall cause its independent accountants to furnish the Agents letters (each, a “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n). The Comfort Letter from the Company’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such Comfort Letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o.            CFO Certificate. If requested by any Agent in its sole discretion, on or prior to the date the first Placement Notice is given hereunder and within five (5) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a Comfort Letter pursuant to Section 7(n), the Company shall furnish the Agents with a certificate, signed on behalf of the Company by its Chief Financial Officer, substantially in the form attached hereto as Exhibit 7(o), dated the date that the applicable Comfort Letter is delivered, and revised as appropriate to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter, and/or any Incorporated Documents incorporated by reference therein (a “CFO Certificate”).

p.            Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of Ordinary Shares or (ii) sell, bid for, or purchase Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Agents.

q.            Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

r.            No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Company and the Agents in their capacity as agents hereunder pursuant to Section 23, none of the Agents nor the Company (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

s.            Sarbanes-Oxley Act. Except as otherwise set forth in the Prospectus, the Company will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company will maintain disclosure controls and procedures that are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities as appropriate to allow timely decisions regarding required disclosure.

8.            Representations and Covenants of the Agents. Each of the Agents represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. Each of the Agents shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Shares will be offered and sold, except such states in which it is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Each of the Agents shall comply with all applicable law and regulations in connection with the transactions contemplated by this Agreement, including the issuance and sale through such Agent of the Placement Shares.

9.            Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Shares, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Shares to the Agents, including any share or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Shares to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the reasonable fees and disbursements of U.S. counsel to the Agents up to $100,000 upon the execution of this Agreement, the reasonable fees and disbursements of Dutch counsel to the Agents up to $10,000 upon the execution of this Agreement, and an additional $7,500 per quarter for the Agents’ out-of-pocket expenses associated with ongoing due diligence (which shall include the reasonable fees and disbursements of the Agents’ U.S. counsel and Dutch counsel in connection therewith) so long as this Agreement remains in effect and excluding any period during which a Suspension is in place pursuant to Section 4 (provided that such additional fee shall be paid upon the resumption of sale upon the ending of any Suspension); (vi) the fees and expenses of the transfer agent and registrar for the Ordinary Shares, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Shares, and (viii) the fees and expenses incurred in connection with the listing of the Placement Shares on the Exchange.

10.            Conditions to the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by the Agents of a due diligence review satisfactory to them in their reasonable judgment, and to the continuing reasonable satisfaction (or waiver by the Agents in their sole discretion) of the following additional conditions (it being acknowledged and agreed that in the event of any failure of any of the following additional conditions to be satisfied (or waived by the Agents in their sole discretion), the Company shall not deliver a Placement Notice to any Agent or otherwise cause or request the offer or sale of any Placement Shares at any time for so long as such failure has occurred and is continuing, until such time that all of such additional conditions are satisfied (or waived by the Agents in their sole discretion)):

a.            Registration Statement Effective. The Registration Statement shall be and remain effective and shall be and remain available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

b.            No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus (other than immaterial amendments or supplements to documents incorporated by reference therein) if such post effective amendments or supplements have not been made and become effective; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or receipt by the Company of notification of the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or receipt by the Company of notification of the initiation of, or a threat to initiate, any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material Incorporated Document untrue in any material respect or that requires the making of any changes in the Registration Statement, the Prospectus or any material Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus or any material Incorporated Document, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c.            No Misstatement or Material Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d.            Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect, the effect of which, in the reasonable judgment of the Agents (without relieving the Company of any obligation or liability it may otherwise have), is such that it is impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

e.            Company Counsel Legal Opinions. The Agents shall have received (i) the written opinions and negative assurance letter (or Reliance Letter, as applicable) of Company U.S. Counsel, (ii) the written opinions of Company Dutch Counsel, (iii) the written opinions of Company IP Counsel and (iv) the written opinions of Company Trademark Counsel, in each case required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such written opinions and negative assurance letter (or Reliance Letter, as applicable) are required pursuant to Section 7(m).

f.            Agents’ Counsel Legal Opinion. The Agents shall have received from Dorsey & Whitney LLP, counsel for the Agents, such written opinion or opinions and negative assurance letter, on or before the date on which the delivery of the written opinions of Company U.S. Counsel is required pursuant to Section 7(m), with respect to such matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as counsel for the Agents may request to enable them to pass upon such matters.

g.            Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

h.            Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

i.            CFO Certificate. The Agents shall have received the CFO Certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such CFO Certificate is required pursuant to Section 7(o).

j.            Secretary’s Certificate. On or prior to the first Representation Date, the Agents shall have received a certificate, signed on behalf of the Company by its corporate Secretary, in form and substance reasonably satisfactory to the Agents and their counsel.

k.            No Suspension. Trading in the Ordinary Shares shall not have been suspended on the Exchange and the Ordinary Shares shall not have been delisted from the Exchange.

l.            Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(l), the Company shall have furnished to the Agents such appropriate further information, certificates and documents as the Agents may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof.

m.            Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

n.            Approval for Listing. The Placement Shares shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

o.            No Termination Event. There shall not have occurred any event that would permit the Agents to terminate this Agreement pursuant to Section 13(a).

11.            Indemnification and Contribution.

a.            Company Indemnification. The Company agrees to indemnify and hold harmless each Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii)            against any and all expense whatsoever, as incurred (including the reasonable and documented out-of-pocket fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

b.            Indemnification by the Agents. Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Company in writing by such Agent expressly for use therein.

c.            Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provisions of this Section 11 unless, and only to the extent that, such omission results in the forfeiture or material impairment of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other reasonable expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict of interest exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.            Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or an Agent, the Company and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agents, such as persons who control the Company within the meaning of the Securities Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agents may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other hand. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Agents (before deducting expenses) from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or such Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), an Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of an Agent, will have the same rights to contribution as that party, and each officer who signed the Registration Statement and director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof. The Agents’ respective obligations to contribute pursuant to this Section 11(d) are several in proportion to the respective number of Placement Shares they have sold hereunder, and not joint.

12.            Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of the Agents, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

13.            Termination.

a.            An Agent may terminate this Agreement with respect to itself, by notice to the Company, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that would have a Material Adverse Effect that, in the sole judgment of such Agent, is material and adverse and makes it impractical or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Placement Shares or to enforce contracts for the sale of the Placement Shares, (3) if trading in the Ordinary Shares has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Applicable Law; Consent to Jurisdiction; Currency Provisions) and Section 19 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If an Agent elects to terminate this Agreement as provided in this Section 13(a), such Agent shall provide the required notice as specified in Section 14 (Notices).

b.            The Company shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Applicable Law; Consent to Jurisdiction; Currency Provisions) and Section 19 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

c.            Each Agent shall have the right, by giving five (5) days’ notice as hereinafter specified to terminate this Agreement with respect to itself in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Applicable Law; Consent to Jurisdiction; Currency Provisions) and Section 19 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

d.            Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Shares through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Applicable Law; Consent to Jurisdiction; Currency Provisions) and Section 19 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

e.            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Applicable Law; Consent to Jurisdiction; Currency Provisions) and Section 19 (Waiver of Jury Trial) shall remain in full force and effect. Upon termination of this Agreement, the Company shall not have any liability to an Agent for any discount, commission or other compensation with respect to any Placement Shares not otherwise sold by an Agent under this Agreement. To the extent this Agreement is terminated by one Agent or by the Company with respect to one Agent pursuant to Sections 13(a) (b) or (c) above, this Agreement shall terminate only with respect to such Agent and shall remain in full force and effect with respect to the Company and the other Agents, unless and until terminated pursuant to Sections 13(a), (b), (c), or (d) above.

f.            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by an Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

14.            Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Agents, shall be delivered to:

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Attention:	General Counsel
Telephone:	(212) 457-9947
Email:	atmdesk@brileyfin.com

and

Berenberg Capital Markets LLC

1251 Avenue of the Americas, 53rd Floor

New York, NY 10020

Attention:	Equity Capital Markets
Telephone:	(646) 949-9166
Email:	ecm-bcm@berenberg-us.com

and

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention:	Capital Markets
Facsimile:	(212) 307-3730

and

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Attention:	General Counsel
Facsimile:	(212) 829-4708

with a copy to:

Dorsey & Whitney LLP

51 West 52nd Street

New York, NY 10019-6119

Attention:	Anthony J. Marsico
Telephone:	(212) 415-9214
Email:	###

and if to the Company, shall be delivered to:

Sono Group N.V.

Waldmeisterstraße 76
 80935 Munich
 Germany

Attention:	Johannes Trischler and Benedict Schneider
Telephone:	+49 (89) 4520 5818
Email:	legal@sonomotors.com

with a copy to:

Sullivan & Cromwell LLP

Neue Mainzer Straße 52

60311 Frankfurt, Germany

Attention:	Clemens Rechberger
Telephone:	+49 (69) 4272 5200
Email:	###

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) when delivered by email, upon confirmation of receipt by the receiving party, (iii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iv) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15.            Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor any Agent may assign its rights or obligations under this Agreement without the prior written consent of the Company, in the case of an assignment by any Agent, and without the prior written consent of the Agents, in the case of an assignment by the Company.

16.            Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers and per-share nominal values contained in this Agreement shall be adjusted to take into account any share consolidation, share split, share dividend, corporate domestication or similar event effected with respect to the Placement Shares.

17.            Entire Agreement; Amendment; Severability; Waiver. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents; provided, however, that Schedule 3 of this Agreement may be amended by any party from time to time by sending a notice containing a revised Schedule 3 to the other parties in the manner provided in Section 14. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. No implied waiver by a party shall arise in the absence of a waiver in writing signed by such party. No failure or delay in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

18.            Applicable Law; Consent to Jurisdiction; Currency Provisions. This Agreement shall be governed by and construed in accordance with the internal procedural and substantive laws of the State of New York, without giving effect to any laws or rules of such state that would cause the application of the laws of any other jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. By the execution and delivery of this Agreement, the Company acknowledges that it has, by separate written instrument, irrevocably designated and appointed Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, Delaware 19711 (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement that may be instituted in any state or federal court sitting in the City of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect until one year after termination of this Agreement.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company pursuant to this Agreement in respect of any sum due to any Agent shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first Business Day, following receipt by such Agent of any sum adjudged to be so due in such other currency, on which such Agent may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Agent in United States dollars hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Agent against such loss. If the United States dollars so purchased are greater than the sum originally due to such Agent hereunder, such Agent agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Agent hereunder.

All payments made by the Company under this Agreement shall be made free and clear of any withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (including any amounts that result from the payment of fees, compensation or reimbursement of costs contemplated by this Agreement) imposed or levied by or on behalf of the Netherlands or by any department, agency or other political subdivision or any taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, “Dutch Taxes”), unless such deduction or withholding is required by law. If any Dutch Taxes are required by law to be deducted or withheld by the Company in connection with such payment or repurchase, the Company will increase the amount to be paid to the Agents so that the full amount of such payment is received by the Agents, provided that the Company will not be required to pay any such additional amounts to the extent that the obligation to withhold or deduct any amounts arises as a result of any present or former connection between any Agent and the relevant jurisdiction other than any such connection arising solely as a result of the transaction described in this agreement.

19.            WAIVER OF JURY TRIAL. THE COMPANY AND THE AGENTS EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.            Use of Information. The Agents may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Company.

21.            Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file, including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com, www.echosign.adobe.com, etc., shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

22.            Effect of Headings. The section, Schedule and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23.            Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of each Agent, and each Agent represents, warrants and agrees, severally as to itself and not jointly, that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24.            Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

a.            each Agent is acting solely as agent in connection with the public offering of the Placement Shares and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, shareholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agents, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any Agent has advised or is advising the Company on other matters, and the Agents have no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b.            it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c.            the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d.            it is aware that the Agents and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Agents have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

e.            it waives, to the fullest extent permitted by law, any claims it may have against the Agents for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Shares under this Agreement and agrees that the Agents shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company, other than in respect of the Agents’ obligations under this Agreement and to keep information provided by the Company to the Agents and their counsel confidential to the extent not otherwise publicly-available.

25.            Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means (i) each Representation Date and (ii) the time of each sale of any Placement Shares pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Shares that (1) is required to be filed with the Commission by the Company, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Shares by the Agents outside of the United States.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Company and each of the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and each of the Agents.

Very truly yours,

SONO GROUP N.V.

By:
Name: Laurin Hahn
Title: CEO

By:
Name: Torsten Kiedel
Title: CFO

ACCEPTED as of the date first-above written:

B. RILEY SECURITIES, INC.

By:
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

BERENBERG CAPITAL MARKETS LLC

By:
Name: Zachary Brantly
Title: Head of US Investment Banking

By:
Name: Matthew G. Rosenblatt
Title: CCO, Ops. Principal

CANTOR FITZGERALD & CO.

By:
Name: Sage Kelly
Title: Global Head of Investment Banking

[Signature Page to At Market Issuance Sales Agreement]

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	Sono Group N.V.

To:	[B. Riley Securities, Inc.][Berenberg Capital Markets LLC][Cantor Fitzgerald & Co.]

Attention:	[_______________]

Subject:	At Market Issuance--Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At Market Issuance Sales Agreement between Sono Group N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), and B. Riley Securities, Inc., Berenberg Capital Markets LLC and Cantor Fitzgerald & Co., dated December 7, 2022, the Company hereby requests that [identify Designated Agent] sell up to [__________] of the Company’s ordinary shares, nominal value €0.06 per share, in the capital of the Company, at a minimum market price of $[_____] per share, during the time period beginning [month, day, time] and ending [month, day, time].

[The Company may include such other sales parameters as it deems appropriate.]

SCHEDULE 2

Compensation

The Company shall pay to the Designated Agent in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to 3.0% of the gross proceeds from each sale of Placement Shares.

SCHEDULE 3

Notice Parties

The Company

###	###

###	###

B. Riley Securities, Inc.

###	###

###	###

###	###

###	###

###	###

with a copy to atmdesk@brileyfin.com

Berenberg Capital Markets LLC

###	###
###	###
###	###
with a copy to bcm-ecm@berenberg-us.com

Cantor Fitzgerald & Co.

###	###
with a copy to CFCEO@cantor.com

SCHEDULE 6(g)

Subsidiaries

Company	Jurisdiction
Sono Motors GmbH	Germany

EXHIBIT 7(1)

Form of Representation Date Certificate

___________, 20___

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(l) of the At Market Issuance Sales Agreement (the “Agreement”), dated December 7, 2022, and entered into between Sono Group N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), and B. Riley Securities, Inc., Berenberg Capital Markets LLC and Cantor Fitzgerald & Co. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

The Company hereby certifies as follows:

1.            As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (ii) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) no event has occurred that requires the filing with the Commission of any amendment to the Registration Statement or any amendment or supplement to the Prospectus in order to make the certifications set forth in clauses (i) and (ii) of this paragraph 1 to be true and correct.

2.            Each of the representations and warranties of the Company contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects, except for those representations and warranties that speak solely as of a specific date, which were as of such date, and are, as of the date of this Certificate, true and correct in all material respects.

3.            Except as waived by the Agents in writing, each of the covenants required to be performed by the Company in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Company on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4.         Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5.            No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and no proceedings for that purpose have been instituted or are pending or threatened, by the Commission or any other federal or state governmental authority.

6.            No order suspending the qualification or exemption from qualification of any of the Placement Shares for sale in any U.S. state or other jurisdiction under the state securities or Blue Sky laws of any U.S. state or other jurisdiction are in effect, and no proceeding for such purpose is pending before, or threatened, to the Company’s knowledge or in writing by, any securities or other governmental authority of any U.S. state or other jurisdiction.

The undersigned has executed this Representation Date Certificate as of the date first written above.

SONO GROUP N.V.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT 7(o)

Form of CFO Certificate

___________, 20___

Reference is made to that certain At Market Issuance Sales Agreement (the “Agreement”), dated December 7, 2022, and entered into between Sono Group N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), and B. Riley Securities, Inc., Berenberg Capital Markets LLC. and Cantor Fitzgerald & Co. (collectively, the “Agents”). This certificate (this “Certificate”) is being furnished to the Agents pursuant to Section 7(o) of the Agreement solely to assist the Agents in conducting their due diligence investigation of the Company in connection with the public offering of the Company’s ordinary shares, nominal value €0.06 per share, in the capital of the Company, pursuant to the Agreement, and may be relied upon by the Agents for this purpose. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

In connection with the foregoing, I, [__________], Chief Financial Officer of the Company, do hereby certify on behalf of the Company, and not in my individual capacity, as follows:

1.	I am knowledgeable with respect to the accounting records and internal accounting practices, policies, procedures and controls of the Company and its subsidiaries and have responsibility for and review financial and accounting matters with respect to the Company and its subsidiaries.

2.	I have reviewed the Registration Statement, including the ATM Prospectus, and all reports, statements, filings, and other documents incorporated or deemed to be incorporated by reference therein, including, without limitation, the Company’s annual report on Form 20-F for its fiscal year ended December 31, 202[_] (collectively, the “Offering Documents”), including the circled information contained or incorporated by reference in the Offering Documents set forth in Annex A attached hereto (the “Circled Information”).

3.	Either I, or one or more employees of the Company who are responsible for the Company’s financial and accounting matters and report directly to me and whom I directly supervise, have calculated, derived or compiled the Circled Information or the information on which the Circled Information is primarily based. As of the date of this Certificate, the Circled Information matched or was accurately derived from the applicable internal accounting and other books and records of the Company or from published or otherwise reasonably reliable statistical and other information regarding the Company’s industry or business through reasonable research efforts by the Company in all material respects.

4.	Nothing has come to my attention that caused me to believe that each item of Circled Information was not accurate in all material respects as of the date of this Certificate, except for any item of Circled Information that speaks solely as of a specific date, in which case as of such other date.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

By:
Name:
Title: Chief Financial Officer

[Signature Page to Chief Financial Officer’s Certificate]

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None.